Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - June 2007

	Series Deal Size Expected Maturity	1997-8 $939MM 9/17/2007	1998-6 $964MM 8/18/2008
	Yield	16.29%	16.30%
Less:	Coupon	5.57%	5.56%
	Servicing Fee	1.50%	1.50%
	Net Credit Losses	3.79%	3.79%
	Excess Spread:
	June-07	5.43%	5.45%
	May-07	5.92%	5.92%
	April-07	5.29%	5.31%
	Three Month Average Excess Spread	5.55%	5.56%
	Delinquency:
	30 to 59 Days	0.89%	0.89%
	60 to 89 Days	0.57%	0.57%
	90+ Days	1.36%	1.36%
	Total	2.82%	2.82%
	Principal Payment Rate	19.01%	19.01%